AMENDMENT 4 TO THE INDEMNIFICATION AGREEMENT


                  THIS AMENDMENT (this "Amendment") is entered into as of the 5th day of August, 2005, by and among Atlantic Realty Trust ("Seller" ) and Kimco Realty Corporation ("Buyer") and amends the Indemnification Agreement entered into as of March 28, 2005 by and among the Seller and Buyer (as amended by those certain Amendments dated May 12, 2005, June 14, 2005, July 11, 2005 and by this Amendment, the "Indemnification Agreement").

                                    RECITALS

                  A. Buyer and Seller entered into the Indemnification Agreement which, inter alia, provided for a 45 day Exclusivity Period;

                  B. On May 12, 2005, Buyer and Seller entered into an amendment to the Indemnification agreement which extended the Exclusivity Period until June 12, 2005; and

                  C. On June 14, 2005, Buyer and Seller entered into an amendment to the Indemnification agreement which extended the Exclusivity Period until July 11, 2005;

                  C. On July 11, 2005, Buyer and Seller entered into an amendment to the Indemnification agreement which extended the Exclusivity Period until August 5, 2005; and

                  D. Buyer and Seller desire to further extend the Exclusivity Period.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. The Indemnification Agreement is hereby amended to provide that all references therein to the Exclusivity Period shall refer to the period commencing on March 28th, 2005 and ending on August 26, 2005. All other provisions of the Indemnification Agreement shall remain in full force and effect in accordance with their terms.
2. The laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Amendment, except for the conflict of law provisions thereof which would result in the application of the laws of another jurisdiction. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  NOW WHEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

                                     SELLER:

                                     ATLANTIC REALTY TRUST





                                     By: /s/ Joel M. Paschow
                                        ----------------------------------------
                                     Name:  Joel M. Paschow
                                     Title: Chairman of the Board and
                                              President


                                     Address for notices:

                                     Atlantic Realty Trust
                                     747 3rd Avenue
                                     New York, New York 10017
                                     Attention: Joel Pashcow

                                     With a copy to (which shall not constitute notice):

                                     Proskauer Rose LLP
                                     1585 Broadway
                                     New York, New York 10036-8200
                                     Attention: Peter M. Fass, Esq.





          [Signature Page to Amendment 4 to Indemnification Agreement]

                                     BUYER:

                                     KIMCO REALTY CORPORATION





                                      By: /s/ Bruce M. Kauderer
                                         ---------------------------------------
                                      Name:  Bruce M. Kauderer
                                      Title: Vice President


                                      Address for notices:


                                      Kimco Realty Corporation
                                      3333 New Hyde Park Road
                                      New Hyde Park, New York 11042-0020
                                      Attention: General Counsel

                                      With a copy to (which shall not constitute notice):

                                      Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, NY 10019
                                      Attention: Adam O. Emmerich, Esq.




          [Signature Page to Amendment 4 to Indemnification Agreement]